Exhibit 32.2

SARBANES-OXLEY ACT SECTION 906

CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with this Quarterly Report of Summit Financial Group, Inc. ("Summit “) on Form 10-Q for the period ending September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert S. Tissue, Executive Vice President and Chief Financial Officer of Summit, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Summit.

/s/ Robert S. Tissue
Robert S. Tissue,
Executive Vice President and Chief Financial Officer

Date: November 4, 2022

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.